EXHIBIT 32

CERTIFICATION PURSUANT TO:

18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Omagine, Inc. on Form 10-Q for the period ended June 30, 2012 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, the undersigned certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Omagine, Inc.

/s/Frank J. Drohan
Frank J. Drohan
Chairman of the Board of Directors,
President and Chief Executive & Financial Officer
(Principal Executive Officer and Principal Financial Officer)

August 6, 2012

The originally executed copy of this certification will be maintained at the Registrant's offices and will be made available for inspection upon request.